Exhibit 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”) is dated for reference April 3, 2023.

BETWEEN:

PARAMOUNT GOLD NEVADA CORP.,

a Corporation formed under the laws of the State of Nevada, USA (the “Corporation”)

OF THE FIRST PART

AND:

Rachel Goldman

of the City of Montreal, Quebec, (the “Employee”)

OF THE SECOND PART

(hereinafter collectively referred to as the “Parties”)

WHEREAS:

A.
The parties hereto are parties to that certain Employment Agreement dated for reference February 6, 2020 (the “Employment Agreement”).
B.
The Parties now desire to amend the Employment Agreement in certain particulars.
C.
Capitalized terms used but not defined herein shall have the meaning given to them in the Employment Agreement.

NOW, THEREFORE, in the consideration of, and in reliance on, the premises, representations, warranties, covenants and agreements set forth in this Amendment, the parties hereto hereby agree as follows:

1. Amendment

Section 3.1(a) of the Employment Agreement shall hereby be deleted in its entirety and replaced with the following:

“The monthly fees payable to the Employee for her services hereunder shall be Eighteen Thousand Three Hundred Thirty-Three and 33/100 ($18,333.33 USD) dollars per month being Two Hundred Twenty Dollars ($220,000 USD) per year, retroactive to and commencing on February 24, 2023, exclusive of bonuses, benefits and other compensation and subject to annual review and increase as determined by the Employee and the Corporation acting reasonably.”

2. Further Assurance

Each of the parties to this Amendment shall from time to time and at all times do all such further acts and execute and deliver all further deeds and documents as shall be reasonably required in order fully to perform and carry out the true meaning and intent of the Employment Agreement, as amended by this Amendment.

3. Entire Agreement

The parties hereto acknowledge that they have expressed in the Employment Agreement, as amended by this Amendment, the entire understanding and obligation of the Employment Agreement, as amended by this Amendment, and it is expressly understood and agreed that no implied covenant, condition, term or reservation, shall be read into the Employment Agreement, as amended by this Amendment, relating to or concerning any matter or operation provided for therein or herein.

4. Counterparts

This Amendment may be executed in several counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and shall have the same force and effects as an original, such counterparts together shall constitute one and the same instrument.

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IN WITNESS WHEREOF the parties hereto have duly executed this Amendment effective as of the date first above written.

PARAMOUNT GOLD NEVADA CORP.

/s/ Rudi Fronk

Name: Rudi Fronk

Title: Chairman of the Board and Chairman of the Compensation Committee

RACHEL GOLDMAN

/s/ Rachel Goldman